UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 11, 2010

NEW WORLD BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-91432	02-0401674
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

340 West Fifth Avenue, Eugene, Oregon 97401

(Address of principal executive offices)

(541) 868-2900

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On October 10, 2009, New World Brands, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) had appointed R. Steven Bell as the Company’s President as of October 5, 2009.  Simultaneously, the Company announced its agreement with Aeropointe Partners, Inc. and attached as an exhibit the Asset Purchase Agreement by and between the Company and Aeropointe Partners, Inc.  (“Asset Purchase”).  Mr. Bell has since served on the Company’s Executive and Audit Committees of the Board.

As part of the Asset Purchase Agreement, Mr. Bell was to become the Company’s Chief Executive Officer and effective January 11, 2010, the Board has affirmed that Mr. Bell has been appointed Chief Executive Officer of the Company replacing David Kamrat.

Over the last 30 years, Mr. Bell has held various executive level management positions in the telecommunications industry. From 1976 to 1985, as Senior Vice President of Telecommunication Services, Inc. a national interconnect company. From 1985 to 1988, as Senior Vice President, Bell South Communications, Inc., a national interconnect provider. From 1988 to 1991, President/CEO of Altus Technologies, Inc., a store and forward information company. That company was sold to Intellicall, Inc., a NYSE company, in 1991 specializing in smartphone technology where Mr.Bell was Senior Vice President under a two year management agreement. From 1993 to 1999, Chairman /CEO of Solutioneering, Inc. a provider of prepaid calling cards and vending machines. From 1999 to 2009, as Chairman and CEO of Altus Investments, Inc., a telecom services and distribution company.

In connection with Mr. Bell’s appointment, he will receive compensation as an employee-director in accordance with the Company’s standard employee-director compensation practices and his existing employment agreement remains unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers (continued).

The Company also announced that David Kamrat has resigned from the position of Chief Executive Officer, effective on January 11, 2010.  Mr. Kamrat shall continue to remain a member of the Company Board of Directors and was nominated as Chairman of the Board of Directors of the Company at the Company’s Board of Director’s meeting on January 6, 2010.   Mr. Kamrat shall also serve the Company as its Director of Business Development, a new position formed for the purpose of capitalizing on growth opportunities for the company.

In connection with Mr. Kamrat’s reassignment, he will receive compensation as an employee-director in accordance with the Company’s standard employee-director compensation practices and his existing employment agreement remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW WORLD BRANDS, INC.

		By:	/s/ R. Steven Bell
			Name:	R. Steven Bell
			Title:	Chief Executive Officer

Date:	January 15, 2010